                                                              Exhibit 99(c)(2)

                             STOCKHOLDERS AGREEMENT

            STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of December 11, 1998, by and among Cellular Communications International, Inc., a Delaware corporation (the "Company"), Kensington Acquisition Sub, Inc., a Delaware corporation ("Purchaser"), and the persons listed on Schedule 1 hereto (the "Stockholders").

                              W I T N E S S E T H:

            WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Purchaser have entered into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which, among other things, Purchaser will make a tender offer (the "Offer") for all outstanding shares of common stock, par value $.01 per share ("Shares"), of the Company at a price of $65.75 per Share (the "Offer Price"), net to the seller in cash, to be followed by a merger of Purchaser with and into the Company, and each issued and outstanding Share, except as set forth in the Merger Agreement, will be converted into the right to receive the Offer Price;

            WHEREAS, the Stockholders are the Beneficial Owners (as defined below) and owners of record, and have the sole right to vote and dispose of, Shares as indicated on Schedule 1 hereto (with respect to such Stockholder, together with any other Shares acquired by such Stockholder after the date hereof and during the term of the Agreement, collectively the "Owned Shares"); and

            WHEREAS, as an inducement and a condition to its entering into the Merger Agreement and incurring the obligations set forth therein, Purchaser has required that the Stockholders enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

            1. Certain Definitions. Capitalized terms not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

            "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

            "Beneficially Own", "Beneficial Owner" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

            "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

            "Representative" means, with respect to any Person, as applicable, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

            "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

            2. Agreement to Tender; Voting of Owned Shares; Proxy. (a) If requested by the Purchaser, the Company shall take all actions necessary to provide that, prior to the Expiration Date, all Options granted to Stockholders under the Option Plans are vested and exercisable. Each Stockholder hereby agrees, if requested by the Purchaser, to exercise (on the Expiration Date but not earlier than 5 p.m. on such date) all Options granted to such Stockholder under the Option Plans, which exercise may be conditional upon the satisfaction of the following: the receipt of a notice from the Purchaser that, as of 5 p.m. on such day, it expects satisfaction of all conditions in the Offer; the delivery of an irrevocable notice by the Purchaser to the Depositary of its acceptance for payment of the tenders of the Shares pursuant to the Offer and a calculation showing that such exercise and tender will, giving effect to all Shares tendered as of 5 p.m. on such day, result in a tender of over 9O% of the outstanding Shares in the Offer. In connection with such exercise, the Purchaser will indemnify the Stockholder against any and all costs, expenses and taxes incurred by such Stockholder which would not be incurred by such Stockholder if the Options were treated pursuant to Section 2.12(a) of the Merger Agreement.

During the period commencing on the date hereof and continuing until the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (such period being referred to as the "Voting Period"), each Stockholder (x) hereby agrees to validly tender (or cause the record owner of such Shares to validly tender) and sell (and not withdraw) pursuant to the Offer not later than the tenth business day after commencement of the Offer all of the Owned Shares; and (y) at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the Company's stockholders, however called, or in connection with any written consent of the Company's stockholders, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal, state or foreign court barring such action, shall vote (or cause to be voted) all of its Owned
Shares:

            a. in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the Merger and the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

            b. against any action or agreement that would (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement or (B) impede, interfere with, delay, postpone, or adversely affect the Merger or the transactions contemplated thereby or hereby; and

            c. except as otherwise agreed to in writing in advance by Purchaser, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement and this Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination, involving the Company or any of its Subsidiaries; (B) any sale, lease or transfer of a material amount of the assets or business of the Company or its Subsidiaries, or any reorganization, restructuring, recapitalization, special dividend, dissolution, liquidation or winding up of the Company or its Subsidiaries;
      (C) any change in the present capitalization of the Company, including any proposal to sell any equity interest in the Company or any of its Subsidiaries or any amendment of the Restated Certificate of Incorporation or Bylaws of the Company; (D) any change in the majority of the Board of Directors; (E) any other change in the Company's corporate structure or business; and (F) any other action which is intended or could reasonably be expected to impede, interfere with, delay, postpone, discourage or affect the Merger, the transactions contemplated by the Merger Agreement or this Agreement or the contemplated economic benefits of any of the foregoing. No Stockholder shall enter into any agreement, arrangement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreement contained in this Section 2(a).

            (b) IRREVOCABLE PROXY. EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS PURCHASER, DR. KURT J. KINZIUS AND MARCO DE BENEDETTI, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PURCHASER, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF THE PURCHASER, AND ANY OTHER DESIGNEE OF PURCHASER, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE END OF THE VOTING PERIOD) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE OWNED SHARES OF THE STOCKHOLDER AS INDICATED IN
SECTION 2(a) ABOVE. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE END OF THE VOTING PERIOD) AND COUPLED WITH AN INTEREST AND SHALL TAKE SUCH FURTHER ACTIONS AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE OWNED SHARES.

            3. (a) Restrictions on Transfer, Other Proxies. No Stockholder shall, until the expiration of the Voting Period, directly or indirectly: (i) Transfer to any Person any or all Owned Shares; (ii) except as provided in
Section 2(b), grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to such Owned Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or would result in a breach by such Stockholder of its obligations under this Agreement or a breach by the Company of its obligations under the Merger Agreement. Notwithstanding the foregoing, the Stockholder may transfer Shares to (x) an Affiliate of the Stockholder, (y) any member of the immediate family of the Stockholder or trusts for the benefit of family members of the Stockholder or (z) any organizations qualifying under Section 501(c) (3) of the Internal Revenue Code of 1986, as amended, in each case under clauses
(x), (y) and (z), that agrees to be bound by this Agreement.

            (b) Notwithstanding anything herein to the contrary, the Stockholder may exercise Options pursuant to a "cashless exercise" or similar provision, such that the number of Shares actually received may be less than the number of Shares set forth on Schedule 1.

            (c) Each Stockholder hereby agrees, during the Voting Period, to place the following legend on any and all certificates representing any Owned
Shares:

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN STOCKHOLDERS AGREEMENT,

            DATED AS OF DECEMBER 11, 1998, BY AND AMONG THE STOCKHOLDERS OF CELLULAR COMMUNICATIONS INTERNATIONAL, INC. PARTY THERETO, CELLULAR COMMUNICATIONS INTERNATIONAL, INC. AND KENSINGTON ACQUISITION SUB, INC. AND ANY TRANSFER OF SUCH SHARES IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

            4. No Solicitation. (a) Other than as required in his capacity as director of the Company (or as an officer of the Company acting at the direction of the Board of Directors of the Company) under applicable law and fiduciary duties, in which case his actions shall be restricted solely by the terms of the Merger Agreement, each Stockholder and its Affiliates shall not, and shall instruct their respective officers, directors, employees, agents or other Representatives not to,

            (i) directly or indirectly solicit, initiate, or encourage (including by way of furnishing nonpublic information or assistance), or take any other action to facilitate, any inquiries or proposals from any Person that constitute, or may reasonably be expected to lead to, a Takeover Proposal,

            (ii) enter into, maintain, or continue discussions or negotiations with any party (other than Purchaser) in furtherance of such inquiries or to obtain a Takeover Proposal, and shall use their best efforts to cause any such party in possession of confidential information about the Company that was furnished by or on behalf of the Stockholder to return or destroy all such information in the possession of any such party (other than the Company) or in the possession of any Representative of any such party,

            (iii) agree to or endorse any Takeover Proposal, or

            (iv) authorize or permit the Stockholder's or any of its Affiliates' Representatives to take any such action.

            (b) During the Voting Period, other than as required in his capacity as director of the Company (or as an officer of the Company acting at the direction of the Board of Directors of the Company) under applicable law and fiduciary duties, in which case his actions shall be restricted solely by the terms of the Merger Agreement, each Stockholder shall not, and shall cause its Affiliates not to, directly or indirectly, make any public comment, statement or communication, or take any action that would otherwise require any public disclosure by such Stockholder, the Company, Purchaser or any other Person, concerning the Merger and the other transactions contemplated by the Merger Agreement and this Agreement except for any disclosure (i) concerning the status of the Stockholder as a party to this Agreement, the terms hereof, and its Beneficial Ownership of

Shares required pursuant to Section 13(d) of the Exchange Act or (ii) required in the Proxy Statement (as defined in the Merger Agreement).

            5. Proprietary Information. Except as required by law, no Stockholder and no Representative of any Stockholder shall, at any time, directly or indirectly, make use of or divulge or otherwise disclose to any Person other than Purchaser, any trade secret, confidential information or other proprietary information or data (including any financial data, mailing lists, customer lists or employee data or records) concerning the business or policies of the Company or its Subsidiaries that such Stockholder or any of its Representatives may have learned as a stockholder, employee, officer or director of the Company or any of its Subsidiaries.

            6. Representations and Warranties of the Stockholder. Each Stockholder hereby severally represents, warrants and covenants to Purchaser as follows:

            (a) Due Authorization, Etc. Such Stockholder has all necessary power and authority to enter into and perform this Agreement and its obligations hereunder, and no other proceedings or actions on the part of such Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Such Stockholder currently has good, valid and marketable title to the Owned Shares, free and clear of all security interests, liens, claims, charges, encumbrances, equities and options of any nature whatsoever, and with no restriction on the voting rights pertaining thereto. The Stockholder further warrants that there are no outstanding options, warrants or rights to purchase or acquire, or agreements relating to, any of the Owned Shares.

            (b) Enforceability. This Agreement constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby shall conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound.

            (c) Voting Rights. Except as provided in Section 2(b) hereof, such Stockholder has sole power to vote and to dispose of the Owned Shares, and sole power to issue instructions with respect to the Owned Shares to the extent appropriate in respect of the matters set forth in this Agreement, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Owned Shares, with no limitations, qualifications, or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

            (d) No Filings. Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and
(ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets (including the Owned Shares) may be bound, or (B) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of its properties or assets.

            (e) Such Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement, and is incurring the obligations set forth therein, in reliance upon the Stockholder's execution and delivery of this Agreement.

            7. Representations and Warranties of Purchaser. Purchaser hereby represents, warrants and covenants to each Stockholder as follows:

            (a) Due Authorization, Etc. Purchaser has all necessary corporate power and authority to enter into and perform this Agreement and its obligations hereunder, and no other proceedings or actions on the part of Purchaser are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

            (b) Enforceability. This Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms. Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby shall conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which Purchaser is a party or by which Purchaser is bound.

            (c) No Filings. Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Purchaser, the consummation by Purchaser of the transactions contemplated hereby or compliance by Purchaser with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of Purchaser, or (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound, or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Purchaser or any of its properties or assets.

            8. Certain Covenants.

            (a) No Sale. No Stockholder shall sell, transfer, assign, pledge, hypothecate or otherwise dispose of or limit its right to vote in any manner any of the Owned Shares which are the subject matter of this Agreement except pursuant to the terms hereof.

            (b) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York State court located in the Borough of Manhattan, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of New York or any New York State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

            10. Miscellaneous.

            (a) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, except that Purchaser may assign its rights and obligations, in whole or in part, to any of its Affiliates, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            (b) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            (c) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, (ii) on the first business day following dispatch by an internationally recognized overnight courier service to a domestic addressee,
(iii) on the third business day following dispatch by an internationally recognized overnight courier service to a international addressee and (iv) on the tenth business day after deposit with a national mail service, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

            (i) if to the Company, to

            Cellular Communications International, Inc.
            110 East 59th Street
            New York, New York 10022
            Attn: Richard Lubasch, Esq.
            Fax:  (212) 906-8497
            with a copy to:

            Skadden, Arps, Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022
            Attn: Thomas H. Kennedy, Esq.
            Fax:  (212) 735-2000

            (ii) if to purchaser, to

            Mannesmann AG
            Am Wallgraben 125
            D-70565 Stuttgart
            Germany
            Attn: Dr. Kurt J. Kinzius
            Fax:  49-711-990-2201

            and

            Olivetti S.p.A.
            Via Lorenteggio 257
            20152 Milan
            Italy
            Attn: Marco De Benedetti
            Fax:  39-2-4836-6700

            with a copy to:

            Willkie Farr & Gallagher
            787 Seventh Avenue
            New York, New York 10019-6099
            Attn: Neil Novikoff, Esq.
            Fax:  (212) 728-8111

            (iii) if to a Stockholder, as set forth on Schedule 1 hereto.

            (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

            (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            (f) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            (g) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Option Agreement and the Merger Agreement (together with the other documents and instruments referred to in the Option Agreement, the Merger Agreement and the exhibits and disclosure schedules thereto) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.


                                         KENSINGTON ACQUISITION SUB, INC.

                                         By: /s/ Marco De Benedetti
                                             -----------------------------------
                                             Name: Marco De Benedetti
                                             Title: Co-President and
                                                    Co-Secretary

                                         By:
                                             -----------------------------------
                                             Name: Dr. Kurt Kinzius
                                             Title: Co-President and
                                                    Co-Secretary


                                         CELLULAR COMMUNICATIONS
                                         INTERNATIONAL, INC.

                                         By:
                                             -----------------------------------
                                             Name: William B. Ginsberg
                                             Title: Chairman of the Board of
                                                    Directors, President,
                                                    Chief Executive Officer

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.


                                         KENSINGTON ACQUISITION SUB, INC.

                                         By:
                                             -----------------------------------
                                             Name: Marco De Benedetti
                                             Title: Co-President and
                                                    Co-Secretary

                                         By: /s/ Kurt Kinzius
                                             -----------------------------------
                                             Name: Dr. Kurt Kinzius
                                             Title: Co-President and
                                                    Co-Secretary


                                         CELLULAR COMMUNICATIONS
                                         INTERNATIONAL, INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.


                                         KENSINGTON ACQUISITION SUB, INC.

                                         By:
                                             -----------------------------------
                                             Name: Marco De Benedetti
                                             Title: Co-President and
                                                    Co-Secretary

                                         By:
                                             -----------------------------------
                                             Name: Dr. Kurt Kinzius
                                             Title: Co-President and
                                                    Co-Secretary


                                         CELLULAR COMMUNICATIONS
                                         INTERNATIONAL, INC.

                                         By: /s/ William B. Ginsberg
                                             -----------------------------------
                                             Name: William B. Ginsberg
                                             Title: Chairman of the Board of
                                                    Directors, President,
                                                    Chief Executive Officer

                                             /s/ William B. Ginsberg
                                             -----------------------------------
                                             Name: William B. Ginsberg


                                             -----------------------------------
                                             Name: Richard J. Lubasch


                                             -----------------------------------
                                             Name: Stanton N. Williams


                                             -----------------------------------
                                             Name: Gregg Gorelick


                                             -----------------------------------
                                             Name: Del Mintz


                                             -----------------------------------
                                             Name: Sidney R. Knafel


                                             -----------------------------------
                                             Name: Alan J. Patricof


                                             -----------------------------------
                                             Name: Warren Potash

                                             -----------------------------------
                                             Name: William B. Ginsberg

                                             /s/ Richard J. Lubasch
                                             -----------------------------------
                                             Name: Richard J. Lubasch


                                             -----------------------------------
                                             Name: Stanton N. Williams


                                             -----------------------------------
                                             Name: Gregg Gorelick


                                             -----------------------------------
                                             Name: Del Mintz


                                             -----------------------------------
                                             Name: Sidney R. Knafel


                                             -----------------------------------
                                             Name: Alan J. Patricof


                                             -----------------------------------
                                             Name: Warren Potash

                                             -----------------------------------
                                             Name: William B. Ginsberg


                                             -----------------------------------
                                             Name: Richard J. Lubasch

                                             /s/ Stanton N. Williams
                                             -----------------------------------
                                             Name: Stanton N. Williams


                                             -----------------------------------
                                             Name: Gregg Gorelick


                                             -----------------------------------
                                             Name: Del Mintz


                                             -----------------------------------
                                             Name: Sidney R. Knafel


                                             -----------------------------------
                                             Name: Alan J. Patricof


                                             -----------------------------------
                                             Name: Warren Potash

                                             -----------------------------------
                                             Name: William B. Ginsberg


                                             -----------------------------------
                                             Name: Richard J. Lubasch


                                             -----------------------------------
                                             Name: Stanton N. Williams

                                             /s/ Gregg Gorelick
                                             -----------------------------------
                                             Name: Gregg Gorelick


                                             -----------------------------------
                                             Name: Del Mintz


                                             -----------------------------------
                                             Name: Sidney R. Knafel


                                             -----------------------------------
                                             Name: Alan J. Patricof


                                             -----------------------------------
                                             Name: Warren Potash

                                             -----------------------------------
                                             Name: William B. Ginsberg


                                             -----------------------------------
                                             Name: Richard J. Lubasch


                                             -----------------------------------
                                             Name: Stanton N. Williams


                                             -----------------------------------
                                             Name: Gregg Gorelick

                                             /s/ Del Mintz
                                             -----------------------------------
                                             Name: Del Mintz


                                             -----------------------------------
                                             Name: Sidney R. Knafel


                                             -----------------------------------
                                             Name: Alan J. Patricof


                                             -----------------------------------
                                             Name: Warren Potash

                                             -----------------------------------
                                             Name: William B. Ginsberg


                                             -----------------------------------
                                             Name: Richard J. Lubasch


                                             -----------------------------------
                                             Name: Stanton N. Williams


                                             -----------------------------------
                                             Name: Gregg Gorelick


                                             -----------------------------------
                                             Name: Del Mintz

                                             /s/ Sidney R. Knafel
                                             -----------------------------------
                                             Name: Sidney R. Knafel


                                             -----------------------------------
                                             Name: Alan J. Patricof


                                             -----------------------------------
                                             Name: Warren Potash

                                             -----------------------------------
                                             Name: William B. Ginsberg


                                             -----------------------------------
                                             Name: Richard J. Lubasch


                                             -----------------------------------
                                             Name: Stanton N. Williams


                                             -----------------------------------
                                             Name: Gregg Gorelick


                                             -----------------------------------
                                             Name: Del Mintz


                                             -----------------------------------
                                             Name: Sidney R. Knafel

                                             /s/ Alan J. Patricof
                                             -----------------------------------
                                             Name: Alan J. Patricof


                                             -----------------------------------
                                             Name: Warren Potash

                                             -----------------------------------
                                             Name: William B. Ginsberg


                                             -----------------------------------
                                             Name: Richard J. Lubasch


                                             -----------------------------------
                                             Name: Stanton N. Williams


                                             -----------------------------------
                                             Name: Gregg Gorelick


                                             -----------------------------------
                                             Name: Del Mintz


                                             -----------------------------------
                                             Name: Sidney R. Knafel


                                             -----------------------------------
                                             Name: Alan J. Patricof

                                             /s/ Warren Potash
                                             -----------------------------------
                                             Name: Warren Potash